UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2019

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Crescent Capital BDC, Inc. (the “Corporation”) held on May 30, 2019 (the “Annual Meeting”), the following two proposals were voted on: (1) the election of George G. Strong, Jr. as a Class I director, who will serve for a three-year term expiring at the 2022 annual meeting of stockholders or until his successor is duly elected and qualified; and (2) the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Stockholders of record at the close of business on April 1, 2019 were entitled to vote at the Annual Meeting.  As of April 1, 2019, the record date, there were 14,703,566 shares of common stock outstanding and entitled to vote. 13,725,498.3 shares of common stock of the Corporation were present or represented at the Annual Meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.  Each proposal was approved by the requisite vote.

Proposal 1:        The election of George G. Strong, Jr. as a Class I director, who will serve for a three-year term expiring at the 2022 annual meeting of stockholders or until his successor is duly elected and qualified:

Class I Director Nominee	Votes For	Votes Withheld
George G. Strong, Jr.	13,725,498.3	0

Proposal 2:        The ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes For	Votes Against	Votes Abstain	Non-Votes
13,712,105.3	0	13,393	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Capital BDC, Inc. (Registrant)

Dated: June 4, 2019	/s/ George P. Hawley Name: George P. Hawley Title: Secretary